                                 EXHIBIT 99 (B)


Capital Bancorporation, Inc. and Subsidiaries Consolidated Financial Statements for the years ended December 31, 1994 and 1993

Independent Auditors' Report




(LOGO) KPMG Peat Marwick LLP

THE BOARD OF DIRECTORS AND STOCKHOLDERS
CAPITAL BANCORPORATION, INC.:

        We have audited the accompanying consolidated balance sheets of Capital Bancorporation, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Capital Bancorporation, Inc. and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.

        As discussed in notes 1 and 5 to the consolidated financial statements, the Company changed its method of accounting for investments in debt and marketable equity securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", at January 1, 1994.

/s/ KPMG Peat Marwick LLP



St. Louis, Missouri
January 17, 1995

CAPITAL BANCORPORATION, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 1994 and 1993
(Dollars in thousands, except per share data)


ASSETS:                                                                                              1994         1993
                                                                                                   --------     --------
  Cash and due from banks (note 3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $35,736      27,548
  Interest-bearing deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       233       1,872
  Investment securities, at amortized cost (estimated market value of $111,148
     and $123,419 at December 31, 1994 and 1993, respectively) (note 4) . . . . . . . . . . . . .   113,008     121,983
  Securities available for sale (estimated market value of $13,479 at December 31, 1993) (note 5)     8,958      13,454
  Federal funds sold (note 6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,225      44,025
  Loans (notes 7 and 13)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   776,068     651,835
     Less:
        Unearned interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,211       2,211
        Allowance for possible loan losses  . . . . . . . . . . . . . . . . . . . . . . . . . . .    11,877      11,146
                                                                                                   --------     -------
           Loans, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   761,980     638,478
  Premises and equipment, net (note 8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25,761      22,254
  Accrued interest receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6,531       5,398
  Intangible assets (note 2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8,403       9,131
  Other assets (note 12)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,116       5,908
                                                                                                   --------     -------
           Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $969,951     890,051
                                                                                                   ========     =======

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Demand deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $104,202     103,709
  Savings deposits and interest-bearing transaction accounts  . . . . . . . . . . . . . . . . . .   213,996     244,408
  Time deposits of $100 or more . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    93,508      73,100
  Time deposits less than $100  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   423,617     352,922
                                                                                                   --------     -------
           Total deposits (note 13) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   835,323     774,139
  Short-term borrowings (notes 9 and 13)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39,839      24,877
  Notes payable (notes 10 and 13) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,850      16,500
  Convertible subordinated capital notes (notes 11 and 13)  . . . . . . . . . . . . . . . . . . .       207         207
  Guaranteed loan of Employee Stock Ownership Plan (note 15)  . . . . . . . . . . . . . . . . . .        --         120
  Other liabilities (note 12) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,292       4,366
                                                                                                   --------     -------
           Total liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   895,511     820,209
                                                                                                   --------     -------
  Financial instruments with off-balance-sheet risk (notes 13 and 16) . . . . . . . . . . . . . .        --          --
  Contingent liabilities (note 17)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        --          --

STOCKHOLDERS' EQUITY:
  Preferred stock, $1 par value, 200,000 shares authorized:
     Series C 9.75% increasing rate, redeemable, cumulative perpetual preferred stock,
     $500 stated value and redemption value per share; issued and outstanding 27,600
     shares (note 18) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13,800      13,800
  Common stock, $.10 par value; 6,500,000 shares authorized; issued and outstanding
     3,033,668 and 2,989,303 shares at December 31, 1994 and 1993, respectively (note 19) . . . .       303         299
  Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35,384      34,753
  Retained earnings (note 20) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25,111      21,110
  Less guaranteed loan of Employee Stock Ownership Plan (note 15) . . . . . . . . . . . . . . . .        --        (120)
  Net unrealized loss on securities available for sale  . . . . . . . . . . . . . . . . . . . . .      (158)         --
                                                                                                   --------     -------
           Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74,440      69,842
                                                                                                   --------     -------
           Total liabilities and stockholders' equity . . . . . . . . . . . . . . . . . . . . . .  $969,951     890,051
                                                                                                   ========     =======

See accompanying notes to consolidated financial statements.

CAPITAL BANCORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Income
Years ended December 31, 1994, 1993, and 1992
(Dollars in thousands, except per share data)
- --------------------------------------------------------------------------------

INTEREST INCOME:                                                                          1994        1993       1992
                                                                                         -------     ------     ------
         Interest and fees on loans (note 7)  . . . . . . . . . . . . . . . . . . .      $56,881     50,406     44,134
         Interest on investment securities:
            Taxable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,962      5,401      4,640
            Tax-exempt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          580        672        608
         Interest on securities available for sale:
            Taxable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          621        464       --
            Tax-exempt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13         10       --
         Interest on Federal funds sold   . . . . . . . . . . . . . . . . . . . . .          835      1,083        979
         Other interest income  . . . . . . . . . . . . . . . . . . . . . . . . . .           16        120         70
                                                                                         -------     ------     ------
            Total interest income   . . . . . . . . . . . . . . . . . . . . . . . .       63,908     58,156     50,431
                                                                                         -------     ------     ------

INTEREST EXPENSE:
         Interest on savings deposits and interest-bearing transaction accounts   .        6,089      5,975      4,831
         Interest on time deposits of $100 or more  . . . . . . . . . . . . . . . .        3,234      2,995      3,526
         Interest on time deposits less than $100   . . . . . . . . . . . . . . . .       17,434     15,852     16,678
         Interest on short-term borrowings  . . . . . . . . . . . . . . . . . . . .        1,218        973      1,046
         Interest on notes payable  . . . . . . . . . . . . . . . . . . . . . . . .        1,078      1,019        268
         Interest on convertible subordinated capital notes   . . . . . . . . . . .           19         19         19
                                                                                         -------     ------     ------
            Total interest expense  . . . . . . . . . . . . . . . . . . . . . . . .       29,072     26,833     26,368
                                                                                         -------     ------     ------
            Net interest income   . . . . . . . . . . . . . . . . . . . . . . . . .       34,836     31,323     24,063
Provision for possible loan losses (note 7) . . . . . . . . . . . . . . . . . . . .        1,258      1,392      1,889
                                                                                         -------     ------     ------
            Net interest income after provision for possible loan losses  . . . . .       33,578     29,931     22,174
                                                                                         -------     ------     ------

NONINTEREST INCOME:
         Service charges on deposits  . . . . . . . . . . . . . . . . . . . . . . .        2,962      2,958      2,160
         Securities gains, net (notes 4 and 5)  . . . . . . . . . . . . . . . . . .         --           11       --
         Gains on sale of mortgage loans. . . . . . . . . . . . . . . . . . . . . .        1,102      2,210      1,234
         Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,179      2,458      1,522
                                                                                         -------     ------     ------
            Total noninterest income  . . . . . . . . . . . . . . . . . . . . . . .        7,243      7,637      4,916
                                                                                         -------     ------     ------

NONINTEREST EXPENSE:
         Salaries and employee benefits (note 15) . . . . . . . . . . . . . . . . .       14,356     13,328      9,005
         Occupancy (note 8) . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,291      2,037      1,392
         Equipment (note 8) . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,247      2,003      1,495
         FDIC assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,737      1,700      1,261
         Amortization of intangible assets  . . . . . . . . . . . . . . . . . . . .          912        925        562
         Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,319      6,776      4,486
                                                                                         -------     ------     ------
            Total noninterest expense . . . . . . . . . . . . . . . . . . . . . . .       28,862     26,769     18,201
                                                                                         -------     ------     ------
            Income before applicable income tax expense . . . . . . . . . . . . . .       11,959     10,799      8,889
Applicable income tax expense (note 12) . . . . . . . . . . . . . . . . . . . . . .        4,706      3,748      3,187
                                                                                         -------     ------     ------
            Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,253      7,051      5,702
Preferred stock dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,345      1,345        717
                                                                                         -------     ------     ------
            Net income available to common stockholders . . . . . . . . . . . . . .      $ 5,908      5,706      4,985
                                                                                         =======     ======     ======
Net income per common and common equivalent share (based on weighted average common and common equivalent shares outstanding of 3,109,925, 3,040,548, and 2,997,940 for the years ended December 31, 1994, 1993, and 1992,
         respectively). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  1.90       1.88       1.66
                                                                                         =======     ======     ======


         See accompanying notes to consolidated financial statements.

CAPITAL BACORPORATION, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS' EQUITY
Years ended December 31, 1994, 1993, and 1992
(Dollars in thousands, except per share data)
- --------------------------------------------------------------------------------

                                                                  Preferred
                                                                    Stock       Common                   Retained
                                                                   Series C     Stock      Surplus       Earnings
                                                                  ---------     ------     -------   ---------------
BALANCE AT DECEMBER 31, 1991  . . . . . . . . . . . . . . . . .     $  --        299        35,602         13,737
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . .        --       --            --            5,702
Issuance of 27,600 shares of Series C preferred stock . . . . .      13,800     --            (858)          --
Common stock dividends, Capital Bancorporation, Inc.
     $.60 per share . . . . . . . . . . . . . . . . . . . . . .        --       --            --           (1,545)
Common stock dividends, pooled companies
     prior to acquisition . . . . . . . . . . . . . . . . . . .        --       --            --              (50)
Series C preferred stock dividends, $26.00 per share  . . . . .        --       --            --             (717)
Reduction in guaranteed loan of Employee
     Stock Ownership Plan . . . . . . . . . . . . . . . . . . .        --       --            --             --
                                                                    -------     ----        ------         ------
BALANCE AT DECEMBER 31, 1992  . . . . . . . . . . . . . . . . .      13,800      299        34,744         17,127
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . .        --       --            --            7,051
Exercise of common stock warrants . . . . . . . . . . . . . . .        --       --               9           --
Common stock dividends, Capital Bancorporation, Inc.
     $.65 per share . . . . . . . . . . . . . . . . . . . . . .        --       --            --           (1,673)
Common stock dividends, pooled companies
     prior to acquisition . . . . . . . . . . . . . . . . . . .        --       --            --              (50)
Series C preferred stock dividends, $48.75 per share  . . . . .        --       --            --           (1,345)
Reduction in guaranteed loan of Employee
     Stock Ownership Plan . . . . . . . . . . . . . . . . . . .        --       --            --             --
                                                                    -------     ----        ------         ------
BALANCE AT DECEMBER 31, 1993  . . . . . . . . . . . . . . . . .      13,800      299        34,753         21,110
Effect of change in accounting principle  . . . . . . . . . . .        --       --            --             --
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . .        --       --            --            7,253
Payment of cash for fractional shares . . . . . . . . . . . . .        --       --              (2)          --
Exercise of common stock warrants . . . . . . . . . . . . . . .        --          1           167           --
Exercise of common stock options  . . . . . . . . . . . . . . .        --          2           223           --
Issuance of 11,000 shares of common stock to
     Employee Stock Ownership Plan  . . . . . . . . . . . . . .        --          1           243           --
Common stock dividends Capital Bancorporation,
     Inc. $.69 per share  . . . . . . . . . . . . . . . . . . .        --       --            --           (1,857)
Common stock dividends, pooled companies
     prior to acquisition . . . . . . . . . . . . . . . . . . .        --       --            --              (50)
Series C preferred stock dividends, $48.75 per share  . . . . .        --       --            --           (1,345)
Reduction in guaranteed loan of Employee
     Stock Ownership Plan . . . . . . . . . . . . . . . . . . .        --       --            --             --
Unrealized loss on securities available for sale  . . . . . . .        --       --            --             --
                                                                    -------     ----        ------         ------
BALANCE AT DECEMBER 31, 1994  . . . . . . . . . . . . . . . . .     $13,000      303        35,384         25,111
                                                                    =======     ====        ======         ======


                                                                     Guaranteed Loan
                                                                       of Employee       Net Unrealized Loss
                                                                     Stock Ownership        on Securities
                                                                           Plan           Available for Sale    Total
                                                                   -------------------    ------------------    -----
BALANCE AT DECEMBER 31, 1991  . . . . . . . . . . . . . . . . .            (480)                   --           49,158
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . .             --                     --            5,702
Issuance of 27,600 shares of Series C preferred stock . . . . .             --                     --           12,942
Common stock dividends, Capital Bancorporation, Inc.
     $.60 per share . . . . . . . . . . . . . . . . . . . . . .             --                     --           (1,545)
Common stock dividends, pooled companies
     prior to acquisition . . . . . . . . . . . . . . . . . . .             --                     --              (50)
Series C preferred stock dividends, $26.00 per share  . . . . .             --                     --             (717)
Reduction in guaranteed loan of Employee
     Stock Ownership Plan . . . . . . . . . . . . . . . . . . .             120                    --              120
                                                                           ----                   ----          ------
BALANCE AT DECEMBER 31, 1992  . . . . . . . . . . . . . . . . .            (360)                   --           65,610
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . .             --                     --            7,051
Exercise of common stock warrants . . . . . . . . . . . . . . .             --                     --                9
Common stock dividends, Capital Bancorporation, Inc.
     $.65 per share . . . . . . . . . . . . . . . . . . . . . .             --                     --           (1,673)
Common stock dividends, pooled companies
     prior to acquisition . . . . . . . . . . . . . . . . . . .             --                     --              (50)
Series C preferred stock dividends, $48.75 per share  . . . . .             --                     --           (1,345)
Reduction in guaranteed loan of Employee
     Stock Ownership Plan . . . . . . . . . . . . . . . . . . .             240                    --              240
                                                                           ----                   ----          ------
BALANCE AT DECEMBER 31, 1993  . . . . . . . . . . . . . . . . .            (120)                   --           69,842
Effect of change in accounting principle  . . . . . . . . . . .             --                      17              17
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . .             --                     --            7,253
Payment of cash for fractional shares . . . . . . . . . . . . .             --                     --               (2)
Exercise of common stock warrants . . . . . . . . . . . . . . .             --                     --              168
Exercise of common stock options  . . . . . . . . . . . . . . .             --                     --              225
Issuance of 11,000 shares of common stock to
     Employee Stock Ownership Plan  . . . . . . . . . . . . . .             --                     --              244
Common stock dividends Capital Bancorporation,
     Inc. $.69 per share  . . . . . . . . . . . . . . . . . . .             --                     --           (1,857)
Common stock dividends, pooled companies
     prior to acquisition . . . . . . . . . . . . . . . . . . .             --                     --              (50)
Series C preferred stock dividends, $48.75 per share  . . . . .             --                     --           (1,345)
Reduction in guaranteed loan of Employee
     Stock Ownership Plan . . . . . . . . . . . . . . . . . . .             120                    --              120
Unrealized loss on securities available for sale  . . . . . . .             --                    (175)           (175)
                                                                           ----                   ----          ------
BALANCE AT DECEMBER 31, 1994  . . . . . . . . . . . . . . . . .             --                    (158)         74,440
                                                                           ====                   ====          ======

See accompanying notes to consolidated financial statements.

CAPITAL BANCORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Years ended December 31, 1994, 1993, and 1992
(Dollars in thousands)
- --------------------------------------------------------------------------------

                                                                                                 1994        1993       1992
                                                                                               ---------   --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   7,253      7,051     5,702
    Adjustment to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization  . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,848      4,072     2,767
       Provision for possible loan losses . . . . . . . . . . . . . . . . . . . . . . . . .        1,258      1,392     1,889
       Provision for deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (242)      (407)     (845)
       Gain on sales of securities available for sale . . . . . . . . . . . . . . . . . . .         --          (11)    --
       Stock dividends received . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         --          (89)    --
       (Gain) loss on sale of premises and equipment  . . . . . . . . . . . . . . . . . . .           (3)         6       (45)
       (Increase) decrease in taxes receivable  . . . . . . . . . . . . . . . . . . . . . .          185       (459)      314
       (Increase) decrease in accrued interest receivable . . . . . . . . . . . . . . . . .       (1,133)       223       524
       Increase (decrease) in accrued interest payable  . . . . . . . . . . . . . . . . . .          619       (403)   (1,243)
       Proceeds from sale of mortgage loans . . . . . . . . . . . . . . . . . . . . . . . .       66,632    127,572    73,357
       Origination of mortgage loans for sale . . . . . . . . . . . . . . . . . . . . . . .      (65,530)  (125,362)  (72,385)
       Gain on sale of mortgage loans . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,102)    (2,210)   (1,234)
       Other operating activities, net  . . . . . . . . . . . . . . . . . . . . . . . . . .        1,763      1,653        49
                                                                                               ---------   --------   -------
       Net cash provided by operating activities  . . . . . . . . . . . . . . . . . . . . .       13,548     13,028     8,850
                                                                                               ---------   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
    (Increase) decrease in interest-bearing deposits  . . . . . . . . . . . . . . . . . . .        1,639      1,170    (2,948)
    Principal payments received and proceeds from:
       Sales of investment securities . . . . . . . . . . . . . . . . . . . . . . . . . . .         --         --         100
       Sales of securities available for sale . . . . . . . . . . . . . . . . . . . . . . .         --       12,898      --
       Maturities of investment securities  . . . . . . . . . . . . . . . . . . . . . . . .       63,779     75,580    63,154
       Maturities of securities available for sale  . . . . . . . . . . . . . . . . . . . .        2,941      3,999      --
    Purchases of investment securities  . . . . . . . . . . . . . . . . . . . . . . . . . .      (54,287)   (82,652)  (69,617)
    Purchases of securities available for sale  . . . . . . . . . . . . . . . . . . . . . .          (54)    (4,629)     --
    Net increase in loans to customers  . . . . . . . . . . . . . . . . . . . . . . . . . .     (125,757)   (45,196)  (18,356)
    Recoveries of loans previously charged off  . . . . . . . . . . . . . . . . . . . . . .          427        657       373
    Decrease in cash and cash equivalents from purchase of subsidiary, net of
      cash paid of $17,304  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         --         --     (10,667)
    Purchase of premises and equipment  . . . . . . . . . . . . . . . . . . . . . . . . . .       (5,748)    (4,078)     (935)
    Proceeds from sale of premises and equipment  . . . . . . . . . . . . . . . . . . . . .           20         22       175
                                                                                               ---------   --------   -------
       Net cash used in investing activities  . . . . . . . . . . . . . . . . . . . . . . .     (117,040)   (42,229)  (38,721)
                                                                                               ---------   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61,184     44,939    22,462
    Net increase (decrease) in short-term borrowings  . . . . . . . . . . . . . . . . . . .       14,963      3,401      (882)
    Proceeds from notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         --         --      16,500
    Payments on notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,650)      --      (8,500)
    Proceeds from issuance of common stock to Employee Stock Ownership Plan . . . . . . . .          244       --        --
    Proceeds from exercise of common stock warrants . . . . . . . . . . . . . . . . . . . .          168          9      --
    Proceeds from exercise of common stock options  . . . . . . . . . . . . . . . . . . . .          225       --        --
    Payments for fractional shares in a pooling-of-interests acquisition  . . . . . . . . .           (2)      --        --
    Proceeds from issuance of preferred stock . . . . . . . . . . . . . . . . . . . . . . .         --         --      12,942
    Dividends paid on common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,907)    (1,723)   (1,595)
    Dividends paid on preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,345)    (1,345)     (605)
                                                                                               ---------   --------   -------
       Net cash provided by financing activities  . . . . . . . . . . . . . . . . . . . . .       71,880     45,281    40,322
                                                                                               ---------   --------   -------
       Net increase (decrease) in cash and cash equivalents . . . . . . . . . . . . . . . .      (31,612)    16,080    10,451
    Cash and cash equivalents at beginning of year  . . . . . . . . . . . . . . . . . . . .       71,573     55,493    45,042
                                                                                               ---------   --------   -------
    Cash and cash equivalents at end of year  . . . . . . . . . . . . . . . . . . . . . . .    $  39,961     71,573    55,493
                                                                                               =========   ========   =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
CASH PAID DURING THE YEAR FOR:
    Interest on deposits and borrowed funds . . . . . . . . . . . . . . . . . . . . . . . .    $  28,453     27,236    27,611
    Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,843      4,233     3,703
NONCASH ACTIVITY DURING THE YEAR FOR:
    Transfer of loans to foreclosed property  . . . . . . . . . . . . . . . . . . . . . . .          570      1,875       774
    Loans charged off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          954      1,358     1,557
                                                                                               =========   ========   =======

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1994, 1993, and 1992
(Dollars in thousands, except per share data)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

    Capital Bancorporation, Inc. (the "Company") provides a full range of banking services to individual and corporate customers through its subsidiary banks located in central, eastern, southeastern, and southwestern Missouri. The Company is subject to competition from other financial institutions. Additionally, the Company and its banking subsidiaries are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies.

BASIS OF FINANCIAL STATEMENT PRESENTATION

    The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and conform to predominant practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions which may significantly affect the reported amounts of assets and liabilities as of the date of the balance sheet and the results of operations.
    Estimates which are particularly susceptible to significant change in the near-term relate to the determination of the allowance for possible loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. The more significant accounting policies used by the Company in the consolidated financial statements are summarized below.
    The acquisition of Bank of South County on August 31, 1994 was accounted for utilizing the pooling-of-interests method of accounting, and, accordingly, its results of operations have been included in the Company's results of operations as if the transaction had taken place on the first day of each presented period.

CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Capital Bank of Cape Girardeau County (the "Cape Girardeau Bank"), Cape Girardeau, Missouri, Maryland Avenue Bancorporation, Inc., a one-bank holding company which owns Capital Bank and Trust (the "St. Louis Bank"), St. Louis, Missouri, Century State Bancshares, Inc., a one-bank holding company which owns Capital Bank of Columbia, (the "Columbia Bank"), Columbia, Missouri, Capital Bank of Sikeston (the "Sikeston Bank"), Sikeston, Missouri, Capital Bank of Perryville, National Association (the "Perryville Bank"), Perryville, Missouri, and Capital Bank of Southwest Missouri (the "Springfield Bank"), Ozark, Missouri (collectively the "Subsidiary Banks"). All significant intercompany balances and transactions have been eliminated.

INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE

    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values, and all investments in debt securities. Under SFAS 115, the Company is required to classify debt and equity securities into one of three categories:
    HELD-TO-MATURITY - includes debt securities which the Company has the positive intent and ability to hold until maturity.
    TRADING SECURITIES - includes debt and equity securities purchased and held principally for the purpose of selling them in the near term.
    AVAILABLE-FOR-SALE - includes debt and equity securities not classified as held-to-maturity or trading, i.e., investments which the Company has no present plans to sell in the near-term but may be sold in the future under different circumstances.
    The Company classified its portfolio as held-to-maturity and available-for-sale with no securities classified as trading. Debt securities classified as held-to-maturity are measured at amortized cost, with the amortization of premiums and accretion of discounts recorded using methods approximating the interest method. Unrealized holding gains and losses for trading securities (for which no securities were so designated at January 1, 1994) are to be included in earnings, while such gains and losses for available-for-sale securities are to be excluded from earnings and reported as a net amount in a separate component of stockholders' equity until realized. Unrealized holding gains and losses for held-to-maturity securities are to be excluded from earnings and stockholders' equity. For available-for-sale securities, gains or losses realized are included in other noninterest income upon sale, based on the amortized cost of the individual security sold. All previous fair value adjustments included in the separate component of stockholders' equity are reversed upon sale.
    Prior to January 1, 1994, investments in debt securities were stated at cost, adjusted for amortization of premiums and accretion of discounts. Mortgage-backed securities were carried at their outstanding principal balance, adjusted for amortization of premiums and accretion of discounts considering the level of current and anticipated repayments. Amortization and accretion was recorded us-ing a method which approximates the interest method. Investments in equity securities were carried at the lower of aggregate cost or market value. Gains or losses were recognized upon realization and are shown separately in the consolidated statements of income and the cost of the securities sold was based on a specific identification method.

LOANS

    Loans held for portfolio are carried at cost, adjusted for amortization of premiums and accretion of discounts using a method which approximates the level yield method. Loans held for portfolio are stated at cost as the Company has the ability and it is management's intention to hold them until maturity.

MORTGAGE BANKING OPERATIONS

    The Company provides long-term financing of one- to four-family residential real estate by originating variable and fixed rate loans. Generally, fixed rate loans are sold into the secondary market without recourse. Upon receipt of an application for a real estate loan, the Company determines whether the loan will be sold into the secondary market or retained in the Company's loan portfolio. For loans to be sold into the secondary market, the Company generally locks into an interest rate with the secondary market purchaser at the same time the Company locks into an interest rate with the customer. This practice eliminates the Company's exposure to interest rate fluctuations. Upon disbursement of the loan proceeds to the customer, the loan is delivered to the secondary market purchaser. Sales proceeds are generally received three to fifteen days later. By following these procedures, no loans held for sale are included in the Subsidiary Banks' loan portfolios at any point in time, except those for which the sales proceeds have not yet been received. However, such amount is not material to the Company's consolidated balance sheets.

LOAN INCOME

    Interest income on commercial, real estate, and certain consumer loans is recognized monthly using the interest method. Interest on other consumer loans is recognized using the sum-of-the-digits method, which approximates the interest method. The accrual of interest on loans is discontinued when payment of principal or interest is in doubt. Interest income on nonaccrual loans is recognized only to the extent payments are received. Loans are returned to accrual status when management expects full collection of principal and interest.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

    The allowance for possible loan losses is increased by provisions charged to operations and is available to absorb loan losses. Management utilizes a systematic, documented approach in determining the appropriate level of the allowance for possible loan losses.
    Management's approach, which provides for general and specific allowances, is based on current economic conditions, past loss and collection experience, risk characteristics of the portfolio, assessment of collateral values obtained from independent appraisals for significant properties, and such other factors which in management's judgment deserve current recognition in estimating possible loan losses.
    Management believes the allowance for possible loan losses is adequate to absorb losses in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of the examination process, periodically review the Subsidiary Banks' allowance for possible loan losses. Such agencies may require the Subsidiary Banks to increase the allowance for possible loan losses based on their assessment of information available to them at the time of their examinations.

PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost less accumulated depreciation. Depreciation of premises and equipment is provided over the estimated useful lives of the respective assets on the straight-line method.
    Expenditures for major renewals and betterments of premises and equipment are capitalized, and those for maintenance and repairs are expensed as incurred.

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

    Excess of cost over fair value of net assets acquired is amortized on accelerated and straight-line methods over periods not exceeding 15 years.

FORECLOSED PROPERTY

    Foreclosed property comprises real properties acquired in partial or total satisfaction of problem loans. The properties are recorded at fair value less applicable selling costs at the date acquired. Fair value for significant properties is determined by obtaining independent appraisals. Losses arising at the time of acquisition of such properties are charged against the allowance for possible loan losses. Subsequent write-downs that may be required to the carrying value of these properties are charged to current period operations. Gains and losses realized from the sale of foreclosed property are included in other operating income. Foreclosed property in the amounts of $1,283 and $2,140 at December 31, 1994 and 1993, respectively, is included in other assets in the consolidated balance sheets.

INCOME TAXES

    The Company and its subsidiaries file consolidated Federal income tax returns. Applicable income taxes are computed based on reported income and expenses, adjusted for permanent differences between reported income and taxable income. Temporary differences exist between income and expense recognition for financial reporting and tax purposes.

    Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") and has reported the cumulative effect of the changes in the method of accounting for income taxes in the 1993 consolidated statement of income. The objective of the asset and liability method under SFAS 109 is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The adoption of SFAS 109 did not have a material effect on the results of operations of the Company and, accordingly, the cumulative adjustment was included in applicable income tax expense for the first quarter of 1993.
    Pursuant to the deferred method under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes were recognized for income and expense items that are reported in different years for financial reporting and tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

CONSOLIDATED STATEMENTS OF CASH FLOWS

    For purposes of the consolidated statements of cash flows, cash and cash equivalents is defined as cash and due from banks and Federal funds sold.

FINANCIAL INSTRUMENTS

    For purposes of information included in note 16 regarding disclosures about financial instruments, financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that both:
(a) Imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or to exchange other financial instruments on potentially unfavorable terms with the second entity; and
(b) Conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity or to exchange other financial instruments on potentially favorable terms with the first entity. During October 1994, the Financial Accounting Standards Board issued
Statement of Financial Accounting Standards No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" ("SFAS 119"). SFAS 119 requires disclosures about the amounts, nature, and terms of derivative financial instruments that are not subject to Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," because they do not result in off-balance-sheet risk of accounting loss. SFAS 119 requires that a distinction be made between financial instruments held or issued for trading purposes and financial instruments held or issued for purposes other than trading.
    SFAS 119 is effective for financial statements issued for fiscal years ending after December 15, 1994. The Company implemented SFAS 119 on December 31, 1994, which resulted in no effect on the consolidated financial statements other than the additional disclosure requirement presented in note 16.

NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

    Net income per common and common equivalent share is computed by dividing net income less preferred stock dividends by the weighted average number of common shares and common stock equivalents outstanding, when dilutive, in each year. The common stock equivalents consist of warrants and common stock options.

RECLASSIFICATIONS

    Certain 1993 and 1992 amounts have been reclassified to conform with 1994 classifications and format.

(2) BUSINESS COMBINATIONS

    On August 31, 1994, the Company acquired Bank of South County with assets totaling $65,138. A total of 432,346 shares of Company common stock was issued in the transaction which was accounted for as a pooling-of-interests.
    Net income and net income per share for the Company and Bank of South County prior to restatement were as follows:

                                                                Year ended
                                                                ----------
                                                            1993           1992
                                                            ----           ----
                                                          (Dollars in thousands,
                                                          except per share data)
  Company
     Net income . . . . . . . . . . . . . . .              $6,735         $5,353
     Net income per common and
        common equivalent share . . . . . . .                2.06           1.80
  Bank of South County
     Net income . . . . . . . . . . . . . . .                 316            349
     Net income per common and
        common equivalent share . . . . . . .                3.16           3.49

    On December 30, 1992, the Company purchased all of the outstanding shares of the Springfield Bank for cash (including acquisition costs) of $17,424. The Springfield Bank is a Missouri chartered bank headquartered in Ozark, Missouri, a suburb of Springfield, Missouri. The Springfield Bank has a total of ten locations of which four are in Springfield, two are in Ozark, and four are in Branson, Missouri. The source of cash for the acquisition was the issuance and sale by the Company of depositary shares representing fractional interests in the Company's Series C preferred stock and borrowings from an unaffiliated bank.

    This acquisition was accounted for as a purchase and, accordingly, the Springfield Bank's results of operations have been included in the consolidated financial statements subsequent to the acquisition date. The purchase price has been allocated to the net assets acquired based on their fair value, with the excess recorded as cost in excess of net assets at the date of acquisition. The estimated fair value of the net assets at the acquisition date were as follows:

   Cash and cash equivalents  . . . . . . . . . . . . . .     $  6,637
   Investments in debt securities . . . . . . . . . . . .       48,887
   Loans, net . . . . . . . . . . . . . . . . . . . . . .      106,924
   Other assets . . . . . . . . . . . . . . . . . . . . .        6,469
                                                              --------
       Total assets . . . . . . . . . . . . . . . . . . .      168,917
                                                              --------
   Deposits . . . . . . . . . . . . . . . . . . . . . . .      153,932
   Other liabilities  . . . . . . . . . . . . . . . . . .        1,055
                                                              --------
       Total liabilities  . . . . . . . . . . . . . . . .      154,987
                                                              --------
   Net assets acquired  . . . . . . . . . . . . . . . . .       13,930
   Cost of acquisition  . . . . . . . . . . . . . . . . .       17,424
                                                              --------
   Excess of cost over fair value
       of net assets acquired . . . . . . . . . . . . . .     $  3,494
                                                              ========

    Following is an unaudited pro forma summary of the consolidated results of operations for the year ended December 31, 1992, assuming the purchase of the Springfield Bank had taken place on January 1, 1992. The pro forma consolidated results of operations are not necessarily indicative of the Company's consolidated results of operations as they may be in the future or as they might have been if the transaction had occurred on January 1, 1992.

   Interest income  . . . . . . . . . . . . . . . . . . .      $63,043
   Interest expense . . . . . . . . . . . . . . . . . . .       33,190
                                                               -------
       Net interest income  . . . . . . . . . . . . . . .       29,853
   Provision for possible loan losses . . . . . . . . . .        3,106
                                                               -------
       Net interest income
          after provision for
          possible loan losses  . . . . . . . . . . . . .       26,747
   Noninterest income . . . . . . . . . . . . . . . . . .        6,135
   Noninterest expense  . . . . . . . . . . . . . . . . .       25,030
                                                               -------
       Income before applicable
          income tax expense  . . . . . . . . . . . . . .        7,852
   Applicable income tax expense  . . . . . . . . . . . .        2,636
                                                               -------
       Net income . . . . . . . . . . . . . . . . . . . .      $ 5,216
                                                               =======
   Net income per common and
       common equivalent share  . . . . . . . . . . . . .      $  1.29
                                                               =======


(3) CASH AND DUE FROM BANKS

    The Subsidiary Banks are required to maintain certain daily reserve balances on hand in accordance with regulatory requirements. The reserve balance maintained in accordance with such requirements at December 31, 1994 and 1993 was $4,413 and $5,085, respectively.

(4) INVESTMENT SECURITIES

    The amortized cost and estimated market values of investment securities at December 31, 1994 and 1993 follow. The estimated market value of investment securities, except certain state and municipal securities, are estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The estimated market values of certain state and municipal securities are not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments being valued.

                                                                1994
                                           ----------------------------------------------
                                                          Gross       Gross     Estimated
                                           Amortized    Unrealized Unrealized     Market
                                             Cost         Gains      Losses       Value
                                           ---------    ---------- ----------   ---------
   U.S. Treasury securities . . . . . . .  $ 47,270           1       (699)       46,572
   Securities of U.S. Government
      corporations and agencies . . . . .    49,607         180     (1,063)       48,724
   Obligations of states and
      political subdivisions  . . . . . .     9,813          19       (173)        9,659
   Other securities . . . . . . . . . . .     6,318           1       (126)        6,193
                                           --------         ---     ------       -------
      TOTALS  . . . . . . . . . . . . . .  $113,008         201     (2,061)      111,148
                                           ========         ===     ======       =======


                                                                1993
                                           ----------------------------------------------
                                                          Gross      Gross      Estimated
                                           Amortized    Unrealized Unrealized     Market
                                             Cost         Gains      Losses       Value
                                           ---------    ---------- ----------   ---------
   U.S. Treasury securities . . . . . . .  $ 44,304         197        (22)       44,479
   Securities of U.S. Government
      corporations and agencies . . . . .    58,064         962        (77)       58,949
   Obligations of states and
      political subdivisions  . . . . . .    10,653         282        (20)       10,915
   Other securities . . . . . . . . . . .     8,962         117         (3)        9,076
                                           --------       -----       ----       -------
      Totals  . . . . . . . . . . . . . .  $121,983       1,558       (122)      123,419
                                           ========       =====       ====       =======

    The amortized cost and estimated market value of investment securities at December 31, 1994 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              Estimated
                                                  Amortized     Market
                                                     Cost       Value
                                                  ---------   ---------
  Due in one year or less . . . . . . . . . .       $58,548     58,002
  Due after one year through five years . . .        32,266     31,653
  Due after five years through ten years  . .           738        705
  Due after ten years . . . . . . . . . . . .         2,044      1,954
                                                   --------    -------
     Subtotals  . . . . . . . . . . . . . . .        93,596     92,314
  Mortgage-backed securities  . . . . . . . .        19,412     18,834
                                                   --------    -------
     Totals . . . . . . . . . . . . . . . . .      $113,008    111,148
                                                   ========    =======

    There were no sales of investment securities during 1994 and 1993. Proceeds from the sales of investment securities during 1992 were $100. No gain or loss was realized on such sales in 1992.
    Debt securities having an amortized cost of approximately $69,726 and $69,053 at December 31, 1994 and 1993, respectively, were pledged to secure public funds and for other purposes as required or permitted by law.

(5) SECURITIES AVAILABLE FOR SALE

    The Company adopted SFAS 115 as of January 1, 1994, which resulted in a change in classification of investment securities of $15,489 from held to maturity to available for sale; the establishment of a market valuation account of $25 to increase the recorded balance of the related securities to their fair value on that date; a deferred income tax liability of $8; and a net increase of $17 recorded as a separate component of stockholders' equity. As of December 31, 1994, the market valuation account reflected a net decline in value of $238 resulting in a deferred tax benefit of $80 and a net unrealized loss on securities available for sale of $158.
    A summary of securities available for sale at December 31, 1994 and 1993 is as follows:

                                                                1994
                                           ----------------------------------------------
                                                         Gross        Gross     Estimated
                                           Amortized   Unrealized  Unrealized     Market
                                             Cost        Gains       Losses       Value
                                           ---------   ----------  ----------   ---------
   U.S. Treasury securities . . . . . . .    $  200         --          (3)          197
   Securities of U.S. Government
      corporations and agencies . . . . .     6,663         17        (251)        6,429
   Obligations of states and
      political subdivisions  . . . . . .       220          1          (2)          219
   Other securities . . . . . . . . . . .     2,113         --          --         2,113
                                             ------         --        ----         -----
      TOTALS  . . . . . . . . . . . . . .    $9,196         18        (256)        8,958
                                             ======         ==        ====         =====


                                                                1993
                                           ----------------------------------------------
                                                         Gross        Gross     Estimated
                                           Amortized   Unrealized  Unrealized     Market
                                             Cost        Gains       Losses       Value
                                           ---------   ----------  ----------   ---------
   U.S. Treasury securities . . . . . . .   $ 4,409          8          --         4,417
   Securities of U.S. Government
      corporations and agencies . . . . .     8,050         24         (15)        8,059
   Obligations of states and
      political subdivisions  . . . . . .       571          5          --           576
   Other securities . . . . . . . . . . .       424          3          --           427
                                            -------         --         ---        ------
      Totals  . . . . . . . . . . . . . .   $13,454         40         (15)       13,479
                                            =======         ==         ===        ======


    The amortized cost and estimated market value of securities available for sale at December 31, 1994 by contractual maturity, are shown in the following table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               Estimated
                                                   Amortized     Market
                                                     Cost        Value
                                                   ---------   ---------
  Due in one year or less . . . . . . . . . .        $  600        591
  Due after one year through five years . . .         3,426      3,270
  Due after five years through ten years  . .            --         --
                                                     ------      -----
     Subtotals  . . . . . . . . . . . . . . .         4,026      3,861
  Equity securities . . . . . . . . . . . . .         2,103      2,103
  Mortgage-backed securities  . . . . . . . .         3,067      2,994
                                                     ------      -----
     TOTALS . . . . . . . . . . . . . . . . .        $9,196      8,958
                                                     ======      =====

    There were no sales of securities available for sale during 1994 or 1992. Proceeds from the sale of securities available for sale during 1993 were $12,898. Gross gains of $26 and gross losses of $15 were realized from these sales.
    The estimated market values of securities available for sale are based on bid prices published in financial newspapers or bid quotations received from securities dealers.
    Certain of the Subsidiary Banks are required to or have chosen to invest in the Federal Home Loan Bank ("FHLB") or the Federal Reserve Bank ("FRB"). These investments are recorded at cost, which represents the estimated market value. The total investment in FHLB and FRB stock was $2,064 and $2,023 at December 31, 1994 and 1993, respectively.

(6) FEDERAL FUNDS SOLD

    A summary of the counterparties to which the Company has Federal funds sold and the amounts thereof which are considered to be at risk due to their unsecured nature at December 31, 1994 and 1993 is as follows:

                                                      1994       1993
                                                      ----       ----
   The Boatmen's National Bank of St. Louis .        $2,750     35,375
   United Missouri Bank of Kansas City, N.A.          1,475        650
   United Missouri Bank of St. Louis, N.A.  .            --      1,000
   Mercantile Bank of St. Louis, N.A. . . . .            --      7,000
                                                     ------     ------
      Totals  . . . . . . . . . . . . . . . .        $4,225     44,025
                                                     ======     ======

    All Federal funds sold mature on the following business day. Federal funds sold to United Missouri Bank of Kansas City, N.A. and United Missouri Bank of St. Louis, N.A. are sold as agent rather than as principal.

(7) LOANS

    The composition of the loan portfolio at December 31, 1994 and 1993 is as follows:

                                                      1994       1993
                                                      ----       ----
   Commercial, agricultural, and other  . . .      $147,143    127,301
   Real estate:
      Construction  . . . . . . . . . . . . .        66,128     42,574
      Mortgage  . . . . . . . . . . . . . . .       477,529    406,413
   Consumer . . . . . . . . . . . . . . . . .        85,268     75,547
                                                   --------    -------
      Totals  . . . . . . . . . . . . . . . .      $776,068    651,835
                                                   ========    =======

    Transactions in the allowance for possible loan losses for the years ended December 31, 1994, 1993, and 1992 are as follows:

                                                1994        1993        1992
                                                ----        ----        ----
   Balance at beginning of year . . . .       $11,146      10,455      6,750
   Allowance balance of subsidiaries
      acquired at date of acquisition .            --          --      3,000
   Provision charged to
      operating expenses  . . . . . . .         1,258       1,392      1,889
   Loans charged off  . . . . . . . . .          (954)     (1,358)    (1,557)
   Recoveries on loans
      previously charged off  . . . . .           427         657        373
                                              -------      ------     ------
   Net loan charge-offs . . . . . . . .          (527)       (701)    (1,184)
                                              -------      ------     ------
   Balance at end of year . . . . . . .       $11,877      11,146     10,455
                                              =======      ======     ======

    Included in real estate mortgage loans at December 31, 1994 and 1993 are $223,976 and $197,891, respectively, of residential real estate mortgage loans. These loans are to individuals and are secured by real estate in the markets the Subsidiary Banks serve. The ability of these borrowers to honor their contractual obligations is dependent upon the local economy and its effect on the real estate market.
    Included in loans at December 31, 1994 and 1993 are $76,447 and $53,867, respectively, of loans to individuals and businesses which are directly dependent on the tourism and entertainment industry in the Branson, Missouri area.
    Included in loans at December 31, 1994 and 1993 are $2,056 and $2,048, respectively, of loans on which interest is not being accrued. If interest on these loans had been accrued, such income would have been $178 and $201 for the years ended December 31, 1994 and 1993, respectively. The amounts recognized as interest income on these loans were $62 and $70 for the years ended December 31, 1994 and 1993, respectively.
    Certain executive officers and directors of the Company and the Subsidiary Banks and certain corporations in which executive officers and directors had substantial beneficial interest incurred indebtedness, in the form of loans, as customers in the aggregate amounts of $45,503 and $42,575 at December 31, 1994 and 1993, respectively. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility. In addition, the Subsidiary Banks had commitments to extend credit to these related parties in the amount of $7,153 at December 31, 1994.
    The following is a summary of activity of loans to executive officers and directors of the Company and the Subsidiary Banks for the year ended December 31, 1994.

   Balance, December 31, 1993 . . . . . . . .       $42,575
   New loans made . . . . . . . . . . . . . .        32,165
   Payments received  . . . . . . . . . . . .       (29,515)
   Other  . . . . . . . . . . . . . . . . . .           278
                                                    -------
   BALANCE, DECEMBER 31, 1994 . . . . . . . .       $45,503
                                                    =======

    Certain of the Subsidiary Banks provide long-term financing of one- to four-family residential real estate by originating variable rate and fixed rate loans. Generally, fixed rate loans are sold into the secondary market without recourse, with $65,530 and $125,362 sold during 1994 and 1993, respectively. Servicing of the loans is generally retained by the Subsidiary Banks. At December 31, 1994, 1993, and 1992, the Subsidiary Banks serviced approximately 3,900, 3,800, and 3,100 loans which were owned by others aggregating $180,000, $169,000, and $119,000, respectively. Servicing fees received on loans serviced for others and included in other noninterest income were $498, $338, and $350 in 1994, 1993, and 1992, respectively.
    The Columbia Bank originates and sells residential real estate loans insured by the Federal Housing Authority ("FHA Loans") or guaranteed by the Veterans' Administration ("VA Loans") to unaffiliated institutions. Servicing of such loans is also sold to the unaffiliated institutions. Under the terms of the sale agreement, all FHA Loans and VA Loans which become 90 days delinquent within the first nine payments due the unaffiliated institutions are to be repurchased by the Columbia Bank. At December 31, 1994, the amount of such loans which have not had nine scheduled payments and would be subject to repurchase if they became delinquent was $12,315. No loans have been repurchased by the Columbia Bank since the program began in 1992.

(8) PREMISES AND EQUIPMENT

    A summary of premises and equipment at December 31, 1994 and 1993 is as follows:

                                                      1994       1993
                                                      ----       ----
   Land . . . . . . . . . . . . . . . . . . .       $ 4,448      3,765
   Banking house  . . . . . . . . . . . . . .        19,548     16,638
   Furniture, fixtures, and equipment . . . .        14,295     13,258
                                                    -------     ------
                                                     38,291     33,661
   Less accumulated depreciation  . . . . . .        12,530     11,407
                                                    -------     ------
      Totals  . . . . . . . . . . . . . . . .       $25,761     22,254
                                                    =======     ======

    Depreciation charged to occupancy and equipment expense for the years ended December 31, 1994, 1993, and 1992 was $2,047, $1,923, and $1,502, respectively.
    The Company leases certain premises and equipment under operating lease agreements which expire at various dates through 2013, with certain lease agreements containing renewal options. Minimum rental commitments under all leases for each of the next five years and in the aggregate are as follows:

   1995 . . . . . . . . . . . . . . . . . . .        $  776
   1996 . . . . . . . . . . . . . . . . . . .           723
   1997 . . . . . . . . . . . . . . . . . . .           388
   1998 . . . . . . . . . . . . . . . . . . .           347
   1999 . . . . . . . . . . . . . . . . . . .           332
   Thereafter . . . . . . . . . . . . . . . .         1,844
                                                     ------
      Total . . . . . . . . . . . . . . . . .        $4,410
                                                     ======

    Total rent expense charged to operations amounted to $739, $672, and $331 for the years ended December 31, 1994, 1993, and 1992, respectively.

(9) SHORT-TERM BORROWINGS

    A summary of short-term borrowings at December 31, 1994 and 1993 is as follows:

                                                      1994       1993
                                                      ----       ----
   Securities sold under
      agreements to repurchase  . . . . . . .       $29,814     23,527
   Federal funds purchased  . . . . . . . . .         5,025      1,350
   Federal Home Loan Bank borrowings  . . . .         5,000         --
                                                    -------     ------
      Totals  . . . . . . . . . . . . . . . .       $39,839     24,877
                                                    =======     ======

    The weighted average interest rates, average balances, and maximum month-end amounts outstanding for short-term borrowings at and for the years ended December 31, 1994, 1993, and 1992 were as follows:

                                                1994        1993        1992
                                                ----        ----        ----
   Securities sold under agreements
      to repurchase:
        Average rate  . . . . . . . . .           3.9%        4.4%       5.2%
        Average balance . . . . . . . .       $25,867     $21,444    $19,804
        Maximum amount outstanding
          at any month-end  . . . . . .        38,772      33,806     31,634
                                              =======     =======    =======
   Federal funds purchased:
        Average rate  . . . . . . . . .           5.0%        3.2%       3.4%
        Average balance . . . . . . . .       $ 3,508     $   972    $   622
        Maximum amount outstanding
          at any month-end  . . . . . .        13,100       3,875      1,300
                                              =======     =======    =======
   Federal Home Loan Bank borrowings:
        Average rate  . . . . . . . . .           5.1%         --         --
        Average balance . . . . . . . .       $   517     $    --    $    --
        Maximum amount outstanding
          at any month-end  . . . . . .         5,000          --         --
                                              =======     =======    =======
   Total:
      Average rate  . . . . . . . . . .           4.1%        4.4%       5.1%
      Average rate at end of year . . .           4.7%        3.1%       4.6%
      Maximum amount outstanding
        at any month-end  . . . . . . .       $41,494     $36,215    $32,784
                                              =======     =======    =======

(10) NOTES PAYABLE

    Notes payable at December 31, 1994 and 1993 consists of a term loan with balances of $14,850 and $16,500, respectively.
    The term loan provides for interest payments quarterly. In accordance with the term loan agreement, the term loan bore interest at the lending bank's fluctuating base rate until November 14, 1994, when the terms were modified to provide an interest rate of the lending bank's fluctuating base rate or the LIBOR rate quoted from time to time by the lending bank for terms of one, two, or three months, in all cases plus two percent. Principal is payable in ten equal annual installments. The first payment was made on February 28, 1994 and the remaining payments are due annually at June 30 of each subsequent year beginning June 30, 1995. Common stock of the Banks with a combined book value at December 31, 1994 of $80,843 is pledged to secure the term loan. The term loan contains various restrictions and limitations with respect to the Company, including incurring additional debt, maintenance of certain financial ratios, restrictions on dividends on common stock, and maintenance of the levels of consolidated total stockholders' equity equal to or greater than $50,000 through 1997 and equal to or greater than $60,000 thereafter.
    The average interest rates on notes payable for the years ended December 31, 1994, 1993, and 1992 were 7.1%, 6.1%, and 6.5%, respectively.

(11) CONVERTIBLE SUBORDINATED CAPITAL NOTES

         The convertible subordinated capital notes (the "Notes") bear interest at 9% payable semiannually and are due June 30, 1997. The Notes are convertible into common stock at the option of the holder prior to maturity at $20 per share. The Notes are exchangeable at maturity for shares of common stock having an aggregate market value equal to the principal amount of the Notes. Alternatively, to the extent qualified funds, as defined, are available, the Company will pay the Notes in cash at maturity. The Notes are subordinate to senior indebtedness, as defined, of the Company.


(12) INCOME TAXES

         As discussed in note 1, the Company adopted SFAS 109 effective January 1, 1993. The cumulative effect of this change in accounting for income taxes of $21 was determined as of January 1, 1993. Prior years' consolidated financial statements have not been restated to apply the provisions of SFAS 109.
         The components of income tax expense (benefit) for the years ended December 31, 1994, 1993, and 1992 are as follows:

                                                  1994        1993        1992
                                                 ------      -----       -----
Current income tax expense:
    Federal . . . . . . . . . . . . . . . . .    $4,434      4,024       3,634
    State . . . . . . . . . . . . . . . . . .       514        131         398
Deferred income tax benefit . . . . . . . . .      (242)      (407)       (845)
                                                 ------      -----       -----
    Applicable income tax expense . . . . . .    $4,706      3,748       3,187
                                                 ======      =====       =====

         A reconciliation of expected income tax expense to Federal income tax expense computed by applying the Federal statutory rate of 34% to income before applicable income tax expense, for the years ended December 31, 1994, 1993, and 1992 to reported income tax expense, is as follows:

                                                  1994        1993        1992
                                                 ------      -----       -----
Income tax expense at
    statutory rate  . . . . . . . . . . . . .    $4,066      3,671       3,022
Increase (reduction) in income
    taxes resulting from:
    Tax exempt income . . . . . . . . . . . .      (290)      (380)       (368)
    Amortization of intangibles . . . . . . .       297        314         209
    State income taxes, net of  . . . . . . .
       Federal income tax benefit . . . . . .       339         86         263
    Cumulative effect of
       adopting SFAS 109  . . . . . . . . . .        --        (21)         --
    Other, net  . . . . . . . . . . . . . . .       294         78          61
                                                 ------      -----       -----
Applicable income tax expense . . . . . . . .    $4,706      3,748       3,187
                                                 ======      =====       =====

         The significant components of deferred income tax benefit attributable to income from continuing operations for the years ended December 31, 1994 and 1993 are as follows:

                                                              1994        1993
                                                             -----        ----
Provision for possible loan losses
    for financial reporting purposes
    greater than for tax purposes . . . . . . . . . . . .    $(164)       (365)
Other, net  . . . . . . . . . . . . . . . . . . . . . . .      (78)        (42)
                                                             -----        ----
    Deferred income tax benefit . . . . . . . . . . . . .    $(242)       (407)
                                                             =====        ====

         For the year ended December 31, 1992, deferred income tax benefit resulting from timing differences in the recognition of income and expense for income tax and financial reporting purposes is as follows:

                                                                          1992
                                                                         -----
Provision for possible loan losses for financial
    reporting purposes greater than for tax purposes  . . . . . . .      $(397)
Loan discount accretion for tax reporting purposes
    greater than for financial reporting purposes . . . . . . . . .       (386)
Other, net  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (62)
                                                                         -----
    Deferred income tax benefit . . . . . . . . . . . . . . . . . .      $(845)
                                                                         =====

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 and 1993 are as follows:

                                                             1994         1993
                                                            ------       -----
Deferred tax assets:
    Loans, principally due to allowance for
       possible loan losses . . . . . . . . . . . . . . .   $4,401       4,104
    Investments in debt and equity securities -
      SFAS 115  . . . . . . . . . . . . . . . . . . . . .       80          --
    Other . . . . . . . . . . . . . . . . . . . . . . . .      274         248
                                                            ------       -----
      Total deferred tax assets . . . . . . . . . . . . .    4,755       4,352
                                                            ------       -----

Deferred tax liabilities:
    Investment securities, principally
       due to discount accretion  . . . . . . . . . . . .       83          73
    Premises and equipment, basis differences . . . . . .    1,754       1,704
    Intangible assets . . . . . . . . . . . . . . . . . .      364         274
    Loan discount, reporting differences  . . . . . . . .      221         294
    Other . . . . . . . . . . . . . . . . . . . . . . . .      129         125
                                                            ------       -----
      Total deferred tax liabilities  . . . . . . . . . .    2,551       2,470
                                                            ------       -----
      Net deferred tax asset  . . . . . . . . . . . . . .   $2,204       1,882
                                                            ======       =====

         Pursuant to SFAS 109, a valuation allowance would be provided on deferred tax assets when it is more likely than not that some portion of the assets will not be realized. The Company has not established a valuation allowance as of December 31, 1994 and 1993, due to management's belief that all criteria for recognition have been met, including the existence of a history of taxes paid sufficient to support the realization of the deferred tax assets.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires the Company to disclose estimated fair values for its financial instruments. A financial instrument is defined as cash or a contract that both imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity and conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments, other than investment securities and securities available for sale, which information is included in notes 4 and 5, respectively.

LOANS

         Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage, real estate-construction, and other consumer. Each loan category is further segmented into performing and nonperforming categories.
         The fair value of performing loans, except residential mortgage loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates. The estimated market discount rates used were generally based on the prime rates at December 31, 1994 and 1993 adjusted to reflect the credit risk inherent in the particular loan type as well as interest rate risk for fixed rate long-term loans. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. For performing residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources adjusted to reflect differences in servicing and credit costs.
         Fair value for significant nonperforming real estate loans is based on recent external appraisals of the collateral which secures the loan. For other loan types, fair value is determined based on management's judgment of the value of the underlying collateral, if any, and financial guarantees, or estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

The following table presents information for loans at December 31, 1994 and 1993.

                                                                    1994                           1993
                                                        ------------------------------ ------------------------------
                                                                  Average                         Average
                                                        Carrying Historical Estimated  Carrying Historical  Estimated
                                                         Amount    Yield    Fair Value  Amount     Yield   Fair Value
                                                        -------- ---------- ---------- -------- ---------- ----------
Commercial, financial, agricultural, and other  . .     $141,793    8.92%    $143,327   $122,141   7.06%    $124,867
Real estate:
    Residential . . . . . . . . . . . . . . . . . .      223,476    7.62%     223,203    197,224   7.14%     198,186
    Commercial  . . . . . . . . . . . . . . . . . .      249,703    8.76%     250,551    205,013   7.53%     207,056
    Construction  . . . . . . . . . . . . . . . . .       65,251    8.94%      65,462     42,046   7.27%      42,349
Consumer  . . . . . . . . . . . . . . . . . . . . .       81,757    9.10%      81,872     72,054   9.39%      73,543
                                                        --------             --------   --------            --------
    Total . . . . . . . . . . . . . . . . . . . . .     $761,980             $764,415   $638,478            $646,001
                                                        ========             ========   ========            ========

DEPOSIT LIABILITIES

         Under SFAS 107, the fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits and savings and interest-bearing transaction accounts, is equal to the amount payable on demand as of December 31, 1994 and 1993. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The carrying amounts and estimated fair value for deposit liabilities at December 31, 1994 and 1993 were as follows:

                                            1994                  1993
                                    --------------------   --------------------
                                    Carrying   Estimated   Carrying   Estimated
                                     Amount   Fair Value    Amount   Fair Value
                                    --------  ----------   --------  ----------
Noninterest-bearing
    demand deposits . . . . . . .   $104,202    104,202     103,709    103,709
Savings and interest-
    bearing transaction
    accounts  . . . . . . . . . .    213,996    213,996     244,408    244,408
Time deposits:
    Maturing in one
       year or less . . . . . . .    360,969    362,028     277,388    278,433
    Maturing between
       one and five years . . . .    155,856    161,410     148,383    150,976
    Maturing beyond
       five years . . . . . . . .        300        301         251        271
                                    --------    -------     -------    -------
       Total deposits . . . . . .   $835,323    841,937     774,139    777,797
                                    ========    =======     =======    =======

SHORT-TERM BORROWINGS, NOTES PAYABLE, AND CONVERTIBLE SUBORDINATED CAPITAL
NOTES

         Due to the extremely short-term nature of the Company's short-term borrowings, the fair value of short-term borrowings approximates their book value. The note payable is at a rate which floats with either the prime rate or LIBOR and was negotiated in an arm's length transaction with an unaffiliated lender. Therefore, the fair value of the note payable equals book value. The fair value of the convertible subordinated capital notes is $205 and $220 at December 31, 1994 and 1993, respectively, based on an estimated discount rate equal to 1% over the prime rate at December 31, 1994 and 1993.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

         The fair value of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the likelihood of the counterparties drawing on such financial instruments, and the present creditworthiness of such counterparties. The Company believes such commitments have been made on terms which are competitive in the markets in which it operates.

LIMITATIONS

         Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
         Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has a trust department that contributes net fee income annually. The trust department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include the mortgage banking operation, brokerage network, prepaid tax assets, premises and equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.

(14) CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

CONDENSED BALANCE SHEETS
December 31, 1994 and 1993

                                                              1994       1993
                                                            -------     ------
ASSETS:
    Cash  . . . . . . . . . . . . . . . . . . . . . . . .   $ 4,358      2,251
    Securities available for sale . . . . . . . . . . . .        11      2,007
    Investment in subsidiaries  . . . . . . . . . . . . .    85,092     82,397
    Premises and equipment, net . . . . . . . . . . . . .     1,064      1,115
    Other assets  . . . . . . . . . . . . . . . . . . . .       573        530
                                                            -------     ------
       Total assets . . . . . . . . . . . . . . . . . . .   $91,098     88,300
                                                            =======     ======

LIABILITIES AND STOCKHOLDERS' EQUITY:
    Notes payable . . . . . . . . . . . . . . . . . . . .   $15,497     17,175
    Other liabilities . . . . . . . . . . . . . . . . . .     1,161      1,283
                                                            -------     ------
       Total liabilities  . . . . . . . . . . . . . . . .    16,658     18,458
    Stockholders' equity  . . . . . . . . . . . . . . . .    74,440     69,842
                                                            -------     ------
         Total liabilities and stockholders' equity . . .   $91,098     88,300
                                                            =======     ======

CONDENSED STATEMENTS OF INCOME
Years ended December 31, 1994, 1993, and 1992

                                                                                               1994       1993       1992
                                                                                             -------     ------    -------
INCOME:
   Interest income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    14         82         56
   Dividends received from subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .    5,650      3,950      2,613
   Service fees from subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,026      2,661      2,055
   Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      363         31          8
                                                                                             -------     ------    -------
      Total income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9,053      6,724      4,732
                                                                                             -------     ------    -------
EXPENSES:
   Salaries and benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,822      1,602      1,150
   Interest expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,133      1,071        323
   Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,916      1,282      1,072
   Amortization of goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76         76         76
                                                                                             -------     ------    -------
      Total expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,947      4,031      2,621
                                                                                             -------     ------    -------
      Income before income tax benefit  . . . . . . . . . . . . . . . . . . . . . . . . . .    4,106      2,693      2,111
Income tax benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      342        171         89
Excess of equity in net income of subsidiaries over dividends received  . . . . . . . . . .    2,805      4,187      3,502
                                                                                             -------     ------    -------
      Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 7,253      7,051      5,702
                                                                                             =======     ======    =======

CONDENSED STATEMENTS OF CASH FLOWS
Years ended December 31, 1994, 1993, and 1992
                                                                                               1994       1993       1992
                                                                                             -------     ------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 7,253      7,051      5,702
    Adjustments to reconcile net income to net cash provided by operating activities:
      Excess of equity in net income of subsidiaries over dividends received  . . . . . . .   (2,805)    (4,187)    (3,502)
      Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . .      222        236        159
      Loss on sale of equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       --          6         --
                                                                                             -------     ------    -------
      Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . .    4,670      3,106      2,359
                                                                                             -------     ------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital contributions to subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .       --         --     (2,000)
   Cash used for purchase of subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .       --       (908)   (17,304)
   Proceeds from maturities of investment securities  . . . . . . . . . . . . . . . . . . .    2,000         --      8,020
   Purchase of investment securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .       --         --     (9,998)
   Purchase of securities available for sale  . . . . . . . . . . . . . . . . . . . . . . .      (13)        --         --
   Purchase of premises and equipment   . . . . . . . . . . . . . . . . . . . . . . . . . .      (45)      (118)       (62)
   Proceeds from the sale of equipment to subsidiaries  . . . . . . . . . . . . . . . . . .       --          1         --
   Other investing activities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (87)       110       (216)
                                                                                             -------     ------    -------
      Net cash provided by (used in) investing activities . . . . . . . . . . . . . . . . .    1,855       (915)   (21,560)
                                                                                             -------     ------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       --         --     16,500
   Payments on notes payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (1,650)        --     (8,500)
   Payments on notes payable due to subsidiaries  . . . . . . . . . . . . . . . . . . . . .      (27)       (27)       (27)
   Proceeds from issuance of common stock to Employee Stock Ownership Plan  . . . . . . . .      244         --         --
   Proceeds from exercise of common stock warrants  . . . . . . . . . . . . . . . . . . . .      168          9         --
   Proceeds from exercise of common stock options   . . . . . . . . . . . . . . . . . . . .       52         --         --
   Payments for fractional shares in pooling-of-interests acquisition   . . . . . . . . . .       (2)        --         --
   Proceeds from issuance of preferred stock  . . . . . . . . . . . . . . . . . . . . . . .       --         --     12,942
   Dividends paid on common stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (1,857)    (1,723)    (1,595)
   Dividends paid on preferred stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   (1,345)    (1,345)      (605)
   Other financing activities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1)       580        278
                                                                                             -------     ------    -------
      Net cash provided by (used in) financing activities . . . . . . . . . . . . . . . . .   (4,418)    (2,506)    18,993
                                                                                             -------     ------    -------
      Net increase (decrease) in cash and cash equivalents  . . . . . . . . . . . . . . . .    2,107       (315)      (208)
   Cash and cash equivalents at beginning of year   . . . . . . . . . . . . . . . . . . . .    2,251      2,566      2,774
                                                                                             -------     ------    -------
   Cash and cash equivalents at end of year   . . . . . . . . . . . . . . . . . . . . . . .  $ 4,358      2,251      2,566
                                                                                             =======     ======    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
   CASH PAID (RECEIVED) DURING THE YEAR FOR:
      Interest on notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,132      1,077        326
      Income tax benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (279)      (493)      (173)
                                                                                             =======     ======    =======

(15) EMPLOYEE BENEFITS

   The Company has an Employee Stock Ownership Plan ("ESOP") to provide additional retirement benefits to substantially all employees. Contributions under the plan amounted to $289, $254, and $164 for the years ended December 31, 1994, 1993, and 1992, respectively. At December 31, 1994, 59,507 shares of the Company's common stock were owned by the ESOP.
   On December 14, 1990, the ESOP obtained a $600 loan from an unaffiliated lender, which borrowing was guaranteed by the Company, and used the proceeds to purchase 34,284 shares of Company stock. The ESOP loan was for a term of five years with principal payable in five equal installments and bore interest at the lender's fluctuating corporate base rate plus 1/2% payable quarterly. The ESOP loan was secured by the shares of common stock purchased by the ESOP, which stock was released to the ESOP as the ESOP loan was amortized. The ESOP loan was recorded as a liability of the Company and as a reduction of stockholders' equity. The balance of the ESOP loan at December 31, 1993 was $120. On January 13, 1994, the final payment of $120 was made.
   The Company has a defined contribution 401(k) plan to provide additional retirement benefits to substantially all employees. Contributions under the 401(k) plan amounted to $233, $211, and $153 for the years ended December 31, 1994, 1993, and 1992, respectively.

(16)   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

   The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.
   The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
   Financial instruments whose contractual amounts represent credit risk as of December 31, 1994 and 1993 are as follows:

                                                        1994        1993
                                                      ---------    -------
Commitments to extend credit  . . . . . . . . . . .   $  99,605    103,609
Standby letters of credit . . . . . . . . . . . . .       8,165     10,470
                                                      ---------    -------
   Total off-balance-sheet
      financial instruments . . . . . . . . . . . .    $107,770    114,079
                                                      =========    =======

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Commitments and standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments and letters of credit are expected to expire without being drawn upon, the total commitment and letter of credit amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, investment securities, deposits of financial institutions, residential real estate, and income-producing commercial properties.
   Fixed rate loan commitments, as defined in SFAS 119, are considered derivative financial instruments. Of the total commitments to extend credit at December 31, 1994, approximately $21,676 represent fixed rate loan commitments.

(17) CONTINGENT LIABILITIES

   During the normal course of business, various legal claims have arisen which, in the opinion of management, will not result in any material liability to the Company or the Subsidiary Banks.

(18) REDEEMABLE PREFERRED STOCK

   On June 12, 1992, the Company issued 27,600 shares of Series C preferred stock (represented by 690,000 depositary shares, each representing a 1/25th interest in the Series C preferred stock), par value $1 per share and stated value $500 per share, for $20 per depositary share in a public offering. The Series C preferred stock is cumulative and perpetual and bears a rate of 9.75% payable quarterly, which rate will increase .25% annually beginning June 1, 1995 through June 1, 1997, at which time the stock will reach its maximum rate of 10.50%. On or after June 1, 1995, the Series C preferred stock will be redeemable at the option of the Company and with the prior written consent of the Board of Governors of the Federal Reserve System, at $500 per share plus accrued and unpaid dividends to the redemption date.

(19) STOCK WARRANTS AND OPTIONS

   During 1990 and 1989, the Company issued 225,738 and 208,709 warrants, respectively, to purchase shares of the Company's common stock at $18.50 per share through December 31, 1994, subject to adjustment pursuant to antidilution rights.
   In June 1991 the Company determined, in connection with a public offering of common stock, to offer to exchange new warrants to the holders of its outstanding warrants. The terms of the new warrants are identical to the terms of the outstanding warrants except that each new warrant represents the right to purchase one share of common stock at a price of $16.50, subject to adjustment pursuant to antidilution rights, through expiration of the new warrants on December 31, 1995. Of the outstanding warrants, 390,937 were exchanged for these new warrants.
   During 1994, 10,184 warrants were exercised, leaving 380,153 warrants outstanding. During 1993, 600 warrants were exercised. No warrants were exercised during 1992. Such warrants carry no voting or other rights as stockholders of the Company.
   On August 31, 1994, in connection with the acquisition of the Bank of South County, the Company issued 23,314 incentive stock options under the Capital Bancorporation, Inc. 1990 Stock Option Plan ("Stock Option Plan"), replacing the outstanding incentive stock options held by certain Bank of South County officers and employees under the Bank of South County Stock Option Plan. Of these options, 21,656 have an exercise price of $9.65 while 1,658 have an exercise price of $10.86, both of which reflect the exercise prices of the Bank of South County options adjusted for the conversion ratio specified in the merger agreement. Subsequent to August 31, 1994, 5,285 of the options were exercised. At December 31, 1994, 18,029 remain outstanding with an exercise price of $9.65.
   During 1994, 66,000 incentive stock options were issued by the Company under the Stock Option Plan to various officers of the Company and Subsidiary Banks. Of these options, 22,000 were exercisable at December 31, 1994, 22,000 will be exercisable on and after December 31, 1995, and 22,000 will be exercisable on and after December 31, 1996, all at an exercise price of $24.50.

(20) DIVIDEND LIMITATIONS

   The Company's ability to pay dividends on its outstanding common stock is limited under the terms of the term loan to the extent that it may not declare or pay dividends on common stock in excess of 45% of net income per common share.
   The Subsidiary Banks' dividends are the principal source of funds for payment of dividends by the Company to its stockholders. The Subsidiary Banks are subject to regulation by regulatory authorities which require the maintenance of minimum capital requirements and limit banks from paying dividends by a statutory formula. Additionally, in connection with the acquisition of a thrift in 1990, the Subsidiary Banks made commitments to regulatory authorities as to the level of capital to be maintained. On July 16, 1992 the Board of Directors of the St. Louis Bank entered into an agreement with the Division of Finance of the State of Missouri ("Missouri Division") and the FDIC which, among other things, required the St. Louis Bank to obtain prior written approval of the Missouri Division and the FDIC in order to declare or pay any dividend. The agreement was terminated June 10, 1993, subsequent to an exam by the Missouri Division, thus eliminating the related restrictions on dividends at the St. Louis Bank. During 1992, the St. Louis Bank contributed less than 3% of the dividends received by the Company from the Subsidiary Banks. At December 31, 1994, the Subsidiary Banks are permitted to pay, without prior approval, dividends in the amount of $12,259.

(21)  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

   Following is a summary of unaudited quarterly financial information for each of the years in the two-year period ended December 31, 1994.

                                                                            First    Second       Third     Fourth
                                                                           Quarter   Quarter     Quarter    Quarter
                                                                           ------    -------     -------    -------
                                                                                            1994
                                                                           ----------------------------------------
Total interest income . . . . . . . . . . . . . . . . . . . . . . . . .    $14,420    15,466      16,454     17,568
Total interest expense  . . . . . . . . . . . . . . . . . . . . . . . .      6,591     6,841       7,542      8,098
Net interest income . . . . . . . . . . . . . . . . . . . . . . . . . .      7,829     8,625       8,912      9,470
Provision for possible
   loan losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        175       128         543        412
Income before applicable
   income tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,769     2,999       2,544      3,647
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,767     1,839       1,457      2,190
Net income per common share . . . . . . . . . . . . . . . . . . . . . .       0.46      0.49        0.36       0.59
                                                                           =======    ======      ======     ======

                                                                            First    Second       Third     Fourth
                                                                           Quarter   Quarter     Quarter    Quarter
                                                                           ------    -------     -------    -------
                                                                                            1993
                                                                           ----------------------------------------
Total interest income . . . . . . . . . . . . . . . . . . . . . . . . .    $14,706    14,417      14,564     14,469
Total interest expense  . . . . . . . . . . . . . . . . . . . . . . . .      6,993     6,691       6,543      6,606
Net interest income . . . . . . . . . . . . . . . . . . . . . . . . . .      7,713     7,726       8,021      7,863
Provision for possible
    loan losses   . . . . . . . . . . . . . . . . . . . . . . . . . . .        332       400         439        221
Income before applicable
    income tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,597     2,597       2,935      2,670
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,674     1,731       1,892      1,754
Net income per common share . . . . . . . . . . . . . . . . . . . . . .       0.44      0.46        0.51       0.46
                                                                           =======    ======      ======     ======

   As discussed in note 2, the Company acquired Bank of South County on August 31, 1994 in a transaction accounted for as a pooling-of-interests, requiring the restatement of all previously reported 1994 and 1993 interim period results.
   The effect of the pooling-of-interests transaction on all quarters of 1993 and the first and second quarters of 1994 are as follows:

                                                                      1993 Quarter ended              1994 Quarter ended
                                                          -----------------------------------------   -------------------
                                                          March 31    June 30    Sept 30     Dec 31   March 31    June 30
                                                          --------    -------    -------     ------   --------    -------
Net income as originally reported . . . . . . . . . . . .   $1,581      1,690      1,773      1,691      1,627      1,713
Effect of pooling-of-interests of acquired institution  .       93         41        119         63        140        126
                                                            ------      -----      -----      -----      -----      -----
Net income as restated  . . . . . . . . . . . . . . . . .   $1,674      1,731      1,892      1,754      1,767      1,839
                                                            ======      =====      =====      =====      =====      =====